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                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

                       AMENDED AND RESTATED LOAN AGREEMENT

     This Amended and Restated Loan Agreement (the "Agreement") is made as of April 10, 2006 by and between Atlantic Investors, LLC, a Delaware limited liability company ("Lender") and NaviSite, Inc. ("Borrower"), a Delaware corporation.

     WHEREAS Borrower and Lender entered into the Loan and Security Agreement, dated as of January 29, 2003 (as amended and modified prior to the date hereof (including pursuant to those several side letters requiring repayment of the loans thereunder on the happening of certain events), the "2003 Agreement");

     WHEREAS, Borrower, certain subsidiary guarantors party thereto, Silver Point Finance, LLC ("Silver Point"), in its capacity as Administrative Agent to the lenders party thereto (collectively, the "SP Lenders"), Silver Point, in its capacity as Collateral Agent, and the SP Lenders have entered into a Credit and Guaranty Agreement, dated as of April 10, 2006 (as the same may be amended, modified, supplemented, restated or replaced from time to time, the "Silver Point Credit Agreement");

     WHEREAS, it is a condition precedent to the effectiveness of the Silver Point Credit Agreement that the Borrower and Lender enter into this Agreement and in order to consummate the transactions contemplated by the Silver Point Credit Agreement, the Borrower has requested that the Lender agree to an amendment and restatement of the 2003 Agreement and the Lender has agreed to such amendment and restatement upon the terms and subject to the conditions set forth herein;

     WHEREAS, contemporaneously herewith (as a further condition to the effectiveness of the Silver Point Credit Agreement), Lender is entering into that certain Subordination Agreement, among the Lender, Unicorn Worldwide Holdings Limited, Silver Point, in its capacity as administrative agent to the SP Lenders, Borrower and certain of Borrower's subsidiaries, dated April 10, 2006 (as the same may be amended, modified, supplemented or restated from time to time, the "Subordination Agreement"), which provides for, among other things, the subordination of the Borrower's obligations hereunder to the Borrower's obligations under the Silver Point Credit Agreement;

     WHEREAS, in consideration of Lender's entry into the Subordination Agreement and its agreement to amend and restate the 2003 Agreement, Borrower is agreeing to make certain mandatory prepayments hereunder and if Borrower fails to make such prepayments, Silver Point, one or more of the SP Lenders or any of the respective Affiliates may, in their sole and absolute discretion make such payments on the Borrower's behalf.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

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     1. General Definitions. When used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" of any Person means (i) in the case of a natural person, a member of such person's immediate family or spouse, and (ii) in the case of an entity, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such entity. For purposes of the latter, control of an entity shall mean the power, direct or indirect, (i) to vote fifty percent (50.0%) or more of the securities having ordinary voting power for the election of directors of such entity, or (ii) to direct or cause the direction of the management and policies of such entity whether by contract or otherwise. Notwithstanding anything to the contrary herein, in no event shall any Agent (as defined in the Silver Point Credit Agreement) or any SP Lender be considered an "Affiliate" of Borrower or any of its subsidiaries.

          "Ancillary Agreements" means all agreements, instruments, and documents, if any, including, without limitation, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of the Borrower or delivered to the Lender, relating to this Agreement or to the transactions contemplated by this Agreement.

          "Atlantic New Credit Agreement" means the Loan Agreement by and between Atlantic Investors, LLC, as lender and NaviSite, Inc., as borrower, dated as of April 10, 2006, as the same may be amended, modified, supplemented or restated from time to time.

          "Bankruptcy Code" means Title 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq. as in effect on the Closing Date.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "Capital Stock" means and includes any and all (i) shares, interests, participations or other equivalents of or interest in (however designated) corporate stock, including, without limitation, convertible notes and shares of preferred or preference stock, (ii) limited liability company interests, membership interests or other equivalent interests or participations (however designated) in any limited liability company, and (iii) general limited partnership or otherwise interest or participations in any partnership, joint venture, trust or similar entity, in each case whether or not evidenced by stock certificates or similar instruments.

          "Credit Advances" shall have the meaning ascribed to such term in
Section 2(a) hereof.

          "Closing Date" means the date hereof or such other date as may be agreed upon by the parties hereto.

          "Contract Rate" means an interest rate per annum equal to eight percent (8%).

          "Default Rate" means a rate equal to two percent (2.0%) per annum in excess of the Contract Rate.


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          "Equity Securities" shall have the meaning ascribed to such term in
Section 4(b) hereof.

          "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Section 13 herein.

          "GAAP" means generally accepted accounting principles in the United States of America (applied on a consistent basis both as to classification of items and amounts).

          "Loans" means all monies advanced by the Lender to the Borrower pursuant to the terms of this Agreement.

          "Mandatory Prepayments" shall have the meaning ascribed to such term in Section 4(a)(i).

          "Maximum Loan Amount" means $3,691,099.53.

          "NaviSite Notes" shall mean the notes substantially in the form attached hereto as Exhibit A.

          "Obligations" means and includes all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower, but not any current or future Affiliate of Borrower, to the Lender or any Affiliate of the Lender of every kind and description (whether or not evidenced by any note or other instrument for the payment of money or the performance or non-performance of any act by the Borrower in connection with this Agreement or any Ancillary Agreement), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, all interest, charges or any other payments the Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to the Borrower's account or incurred by the Lender in connection with the Borrower's account whether provided for herein or in any Ancillary Agreement.

          "Outstanding Obligations" shall have the meaning ascribed to such term in Section 4(a) hereof.

          "Participant" shall have the meaning ascribed to such term in Section 10 hereof.

          "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Silver Point Revolving Commitments" shall mean the aggregate of the commitments of the SP Lenders to make or otherwise fund any revolving loans to Borrower pursuant to Section 2.2(a) of the Silver Point Credit Agreement.

          "Term" shall mean the Closing Date through the Term Loan Maturity
Date.


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          "Term Loan Maturity Date" shall mean the earlier of (a) the date that is 90 days after the earlier of (i) the fifth anniversary of the Closing Date and (ii) the date on which the Obligations under, and as defined in the Silver Point Credit Agreement shall have been paid in full and the commitments thereunder have been terminated and (b) the date upon which the Obligations hereunder have been paid in full and the commitments have been terminated pursuant to Section 4 hereof.

          "Transferee" shall have the meaning ascribed to such term in Section 10 hereof.

     2. Credit Advances.

          (a) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, the credit advances (the "Credit Advances") made by the Lender to the Borrower hereunder shall, in the aggregate at any time outstanding, not exceed the Maximum Loan Amount. As provided in Section 3 below, any Credit Advances or Loans repaid by the Borrower to the Lender hereunder prior to the Term Loan Maturity Date cannot be reborrowed.

          (b) If the Borrower does not pay any interest, fees, costs or charges to the Lender when due, the Borrower shall thereby be deemed to have requested, and the Lender is hereby authorized at its discretion to make and charge to the Borrower's account, a Credit Advance to the Borrower as of such date in an amount equal to such unpaid interest, fees, costs or charges.

          (c) Any sums expended by the Lender due to the Borrower's failure to perform or comply with its obligations under this Agreement, shall be charged to the Borrower's account as a Credit Advance and added to the Obligations.

     3. Repayment of the Credit Advances.

          The Borrower shall be required and the Borrower agrees to repay the aggregate outstanding principal balance of the Credit Advances made by the Lender to the Borrower hereunder together with any accrued and unpaid interest, fees and charges, and all other amounts owed to the Lender under this Agreement and the Ancillary Agreements on or before the Term Loan Maturity Date. Any Credit Advances or Loans repaid by the Borrower to the Lender hereunder prior to the Term Loan Maturity Date cannot be reborrowed.

     4. Mandatory Prepayments.

          (a) The Borrower shall prepay the aggregate amount of all accrued Obligations then outstanding hereunder (including any principal and interest accrued on any NaviSite Notes issued by Borrower pursuant to Section 5(c) herein) (the "Outstanding Obligations") in full to the Lender on or before the Term Loan Maturity Date. In addition, the Borrower will, subject to the terms of the Subordination Agreement, prepay the Outstanding Obligations:

               (i) in an amount equal to 50% of the net cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) in excess of


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          $10,000,000 received by the Borrower after the Closing Date from the sale of Capital Stock by the Borrower (other than Capital Stock issued pursuant to an employee stock of stock option compensation plan) (the "Mandatory Prepayments"); provided, that (ii) after giving effect to such Mandatory Prepayments (A) the sum of (x) the Borrower's cash on hand, (y) the undrawn principal amount of the Silver Point Revolving Commitment and (z) the undrawn and available principal amount of commitments under the Atlantic New Credit Agreement, shall equal or exceed $10,000,000; and (B) no Default or Event of Default under the Silver Point Credit Agreement shall have occurred and be continuing or shall result therefrom; and

               (ii) in an amount equal to the amount, if any, provided by Silver Point, or one or more of the SP Lenders or any of their respective Affiliates, to Borrower at their sole and absolute discretion expressly for such purpose.

          (b) If, on or before the date that is 90 days after the Closing Date, the Outstanding Obligations hereunder have not been fully satisfied pursuant to
Section 4(a)(i) or 4(a)(ii), the Lender shall have the right, upon providing written notice to the Borrower pursuant to Section 17 hereof, to convert Outstanding Obligations into shares of the Borrower's common stock (the "Equity Securities"). The number of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the Outstanding Obligations by (ii) $2.81, rounded to the nearest whole. No fractional shares of the Borrower's Equity Securities will be issued upon conversion of the Outstanding Obligations. In lieu of any fractional share to which the Lender would otherwise be entitled, the Borrower will pay to the Lender in cash the amount of the unconverted principal and interest balance of the Outstanding Obligations that would otherwise be converted into such fractional share. Upon Lender's notice to Borrower of its intent to convert the Outstanding Obligations pursuant to this Section 4(b), Borrower shall, at its own expense, issue and deliver to the Lender, as soon as practicable after receipt of Lender's notice in this Section 4(b), issue and deliver to Lender, at its primary address listed in Section 17 hereof, a certificate or certificates for the number of shares to which the Lender is entitled upon such conversion, together with any other securities and property to which the Lender is entitled upon such conversion under the terms of this Agreement, including a check payable to the Lender for any cash amounts payable as described herein. At any time, after the date that is 90 days after the Closing Date, as long as this Agreement is in effect and any Outstanding Obligations have not been satisfied pursuant to Section 4(a) or this 4(b), Lender shall continue to have the conversion rights described in this
Section 4(b).

          (c) Upon (i) Borrower's payment in full of the Obligations hereunder, as contemplated by Section 4(a) hereof or (ii) Lender's conversion of the Obligations and the principal and interest accrued on any NaviSite Notes, as contemplated by Section 4(b) hereof, the Borrower shall be fully released by the Lender from any further obligations under this Agreement.

     5. Interest and Fees.

          (a) Interest shall accrue on the unpaid principal balance of the Loans for each day they are outstanding at the Contract Rate.


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          (b) Interest shall be (i) computed on the basis of actual days elapsed over a 360-day year, (ii) calculated by the Lender on a periodic basis and (iii) payable upon the occurrence of the Term Loan Maturity Date.

          (c) Prior to the Term Loan Maturity Date, the Borrower may pay any or all of the interest due in NaviSite Notes in lieu of cash by giving notice to Lender of such election at least five (5) days prior thereto.

          (d) Upon the occurrence and during the continuance of an Event of Default, interest shall be payable at the Default Rate.

          (e) Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement or an Ancillary Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at the Lender's option, to the outstanding Loans in such order as the Lender shall determine or refunded by the Lender to the Borrower.

          (f) The Borrower shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

     6. Inspections. At all times during normal business hours after reasonable notice to the Borrower, the Lender shall have the right to (a) visit and inspect the Borrower's properties, (b) inspect, audit and make extracts from the Borrower's books and records which are relevant to this Agreement, including, but not limited to, management letters prepared by independent accountants, and
(c) discuss with the Borrower's principal officers, and independent accountants, the Borrower's business, assets, liabilities, financial condition, results of operations and business prospects. The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower.

     7. Financial Information. The Borrower shall provide the Lender, no later than two (2) business days following its 10-Q and 10-K filings under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, a copy of the Borrower's financial statements that are included in such filings. In addition, as soon as available and within fifteen (15) days after the end of each month, the Borrower shall provide the Lender copies of Borrower's consolidated balance sheet as of the end of such month, and the related consolidated statements of income, shareholders' equity and cash flows for such month and for the portion of the fiscal year ended with the last day of such month.

     8. Representations, Warranties and Covenants. The Borrower represents, warrants, and covenants that:

          (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and duly qualified and in good standing in every other state or jurisdiction in which the nature of the Borrower's business requires such qualification;


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          (b) the execution, delivery and performance of this Agreement and the
Ancillary Agreements, if any, (i) have been duly authorized, (ii) are not in contravention of the Borrower's certificate of incorporation or by-laws; and
(iii) are within the Borrower's corporate powers;

          (c) this Agreement and the Ancillary Agreements, if any, executed and delivered by the Borrower are the Borrower's legal, valid and binding obligations, enforceable in accordance with their terms;

          (d) to the extent required under the Silver Point Credit Agreement, the operation of the Borrower's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including, but not limited to, all applicable environmental laws and regulations;

          (e) to the extent required under the Silver Point Credit Agreement, it will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it;

          (f) it will not (i) create, incur, assume or suffer to exist any indebtedness (other than in the ordinary course) ; (ii) declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of the Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of the Borrower; or (iii) make advances, loans or extensions of credit to any Person, provided, however, in each the case of (i), (ii) or (iii), other than as provided herein or in the Silver Point Credit Agreement or the Atlantic New Credit Agreement;

          (g) to the extent required under the Silver Point Credit Agreement, it shall at its own cost and expense in amounts and with carriers as is currently in place on the date of this Agreement, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is currently in place on the date of this Agreement; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; and (iii) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Borrower is engaged in business; and

          (h) there is no Event of Default.

     9. Expenses. Each party shall pay all of its out-of-pocket costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. The Borrower shall pay the Lender's customary bank charges for all bank services performed or caused to be performed by the Lender for the Borrower at the Borrower's request or in connection with the Borrower's loan account with the Lender. All such charges together with all filing, recording and search fees, taxes and interest payable by the


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Borrower to the Lender shall be payable on demand. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between the Borrower and the Lender, which the Lender is or may be required to withhold or pay, the Borrower agrees to indemnify and hold the Lender harmless in respect of such taxes and the Borrower will repay to the Lender the amount of any such taxes which shall be charged to the Borrower's account; and until the Borrower shall furnish the Lender with indemnity therefor (or supply the Lender with evidence satisfactory to it that due provision for the payment thereof has been made), the Lender may hold without interest any balance standing to the Borrower's credit.

     10. Assignment by Lender. The Lender may (a) assign any or all of the Obligations together with any or all of the security therefor and any transferee ("Transferee") shall succeed to all of the Lender's rights and duties with respect thereto as set forth in this Agreement and (b) from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation ("Participant") shall, subject to the terms of any agreement between the Lender and such holder, be entitled to the same benefits as the Lender with respect to any security for the Obligations in which such holder is a participant; provided, however, that any such party that becomes a Transferee under (a) or Participant under (b) shall agree in writing to be bound by and subject to the provisions of the Subordination Agreement. The Borrower agrees that each such Transferee or Participant may, in lieu of the Lender, exercise any and all rights of the Lender's set-off and counterclaim with respect to its participation in the Obligations as fully as though the Borrower were directly indebted to such holder in the amount of such participation, subject to the provisions of the Subordination Agreement.

     11. Waiver. The Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Borrower might otherwise be entitled.

     12. Term of Agreement. This Agreement shall continue in full force and effect until the expiration of the Term.

     13. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default:

          (a) failure to make payment of any of the Obligations when required hereunder and failure to cure such payment obligation within two (2) business days of written notice from the Lender;

          (b) failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement and failure to cure such breach within sixty (60) business days of written notice from the Lender or any other agreement between the Borrower and the Lender;

          (c) any representation, warranty or statement made by the Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement are false or misleading in any material respect when made;

          (d) if pursuant to, or within the meaning of, the Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors, Borrower shall (i) commence a


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voluntary case or proceeding, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) make an assignment for the benefit of its creditors or (iv) admit in writing its inability to pay its debts as they become due;

          (e) if the Borrower shall apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, assignee, trustee, examiner or liquidator of itself or of all or a substantial part of its property; or

          (f) acceleration in the payment of any principal of or interest on any indebtedness for money borrowed by the Borrower in excess of $1,000,000.

     14. Waiver; Cumulative Remedies. Failure by the Lender to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between the Borrower and the Lender or delay by the Lender in exercising the same, will not operate as a waiver, and no waiver by the Lender will be effective unless it is in writing and then only to the extent specifically stated. The Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy that the Lender may have.

     15. Application of Payments. The Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Lender from or on the Borrower's behalf and the Borrower hereby irrevocably agrees that the Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Borrower's Obligations hereunder in such manner as the Lender may deem advisable notwithstanding any entry by the Lender upon any of the Lender's books and records.

     16. Subordination Agreement. This Agreement and the Lender's rights hereunder and under each Ancillary Agreement is subject to the terms of the Subordination Agreement. In the event of any inconsistency between this Agreement and the Ancillary Agreements, on the one hand, and the Subordination Agreement, on the other, the provisions of the Subordination Agreement shall control, and no payment may be made to the Lender hereunder, and the Lender may not request, attempt to enforce or accept the same, in contravention of the terms of the Subordination Agreement.

     17. Notices. Any notice or request hereunder may be given to the Borrower or the Lender at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 17. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) days after deposited in the mail or one (1) day after deposited with the overnight mail carrier, and, in the case of a telecopy, when confirmed.


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     Notices shall be provided as follows:

          If to Lender:         Atlantic Investors, LLC
                                c/o Guy Molinari
                                Heller Ehrman LLP
                                Times Square Tower
                                Seven Times Square
                                New York, NY 10036
                                Telephone: 212-832-8300
                                Telecopier: 212-763-7600

          If to the Borrower:   NaviSite, Inc.
                                400 Minuteman Road
                                Andover, Massachusetts 01810
                                Telephone: 978-946-7805
                                Telecopier: 978-946-7803
                                Attn: Chief Financial Officer

     18. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE LENDER SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW. THE BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE LENDER'S OPTION, IN ANY OTHER COURT LOCATED IN THE STATE OF NEW YORK OR ELSEWHERE AS THE LENDER MAY SELECT AND THAT SUCH COURT IS A CONVENIENT FORUM AND THE BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURT. THE BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON THE BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AT THE BORROWER'S ADDRESS APPEARING ON THE LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER AND THE LENDER AND THE BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY THE LENDER WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

     19. Entire Understanding. This Agreement and the Ancillary Agreements contain the entire understanding between the Borrower and the Lender and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing and signed by an authorized officer of the Lender and by an authorized officer of the Borrower. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be


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changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

     20. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

     21. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

     22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     23. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.


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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                        NAVISITE, INC.


                                        By: /s/ John J. Gavin, Jr.
                                            ------------------------------------
                                        Name: John J. Gavin, Jr.
                                        Title: CFO


                                        ATLANTIC INVESTORS, LLC

                                        By Unicorn Worldwide Holdings Limited,
                                        a Managing Member


                                        By: /s/ S. J. McNally
                                            ------------------------------------
                                        Name: S. J. McNally
                                        Title: Director


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

                                    EXHIBIT A

     THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF APRIL 10, 2006, AS THE SAME MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT"), BY, INTER ALIA, THE BORROWER, THE OTHER OBLIGORS, THE SUBORDINATED CREDITORS (INCLUDING ATLANTIC) AND THE SENIOR AGENT (AS EACH SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT).

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                 PROMISSORY NOTE

______________________ [Principal Amount]                     __________ [Date]

     For value received, NaviSite, Inc., a Delaware corporation (the "Company"), promises to pay to Atlantic Investors, LLC (the "Holder"), the principal sum of __________________________ Dollars ($_________). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 8% per annum, compounded annually. This Note is subject to the following terms and conditions.

     1. MATURITY. Principal and any accrued but unpaid interest under this Note shall be due and payable as provided in that certain Amended and Restated Loan Agreement, dated as of April 10, 2006, between the company and Holder, as the same may be amended, modified, supplemented or restated from time to time.

     2. PAYMENT; MANDATORY PREPAYMENT. (a) All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Subject to the terms of the Subordination Agreement, payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

          (b) If the Company shall become obligated to make any Mandatory Prepayments (as defined by Amended and Restated Loan Agreement between Atlantic Investors, LLC and NaviSite, Inc., dated April 10, 2006 (the "Atlantic Existing Credit Agreement")), pursuant to Section 4 of the Atlantic Existing Credit Agreement, then Company shall prepay, and Company agrees to pay, the aggregate amount of all principal and interest accrued under this Promissory Note contemporaneously with the Company's making of such Mandatory Prepayments.

     3. TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Holder may assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, and upon Holder's surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, the Company shall issue a new note for the same principal amount and interest and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     4. GOVERNING LAW. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

     5. AMENDMENTS AND WAIVERS. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 5 shall be binding upon the Company, each Holder and each transferee of any Note.

     6. ACTION TO COLLECT ON NOTE. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

                                        COMPANY:

                                        NAVISITE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                                            (print)
                                        Title:
                                               ---------------------------------

                                        Address: NaviSite, Inc.
                                                 400 Minuteman Road
                                                 Andover, Massachusetts 01810
                                        Telephone: 978-946-7805
                                        Telecopier: 978-946-7803


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